Exhibit 10.1

AMENDMENT TO Royalty Option to Purchase Agreement

(Olinghouse Royalty; Washoe County, Nevada)

This Amendment to Royalty Option to Purchase Agreement (this “Amendment”) is dated effective August 14th, 2024 (the “Amendment Effective Date”), by and among Target Minerals, Inc., a Nevada corporation (“Target” or “Optionor”), Nevada Canyon LLC, a Nevada limited liability company (“Nevada Canyon” or “Optionee”), and Nevada Canyon Gold Corp., a Nevada corporation (“Nevada Canyon Parent” or “NGLD”). Optionor, Optionee, and Nevada Canyon Parent are sometimes referred to individually as a “Party” and collectively as the “Parties.”

Recitals

A.	The Parties entered into that certain Royalty Option to Purchase Agreement dated effective December 17, 2021 (the “Agreement”), pursuant to which Optionor granted to Optionee the right and option to purchase all of Optionor’s right, title, and interest in and to that certain production royalty (the “Olinghouse Royalty”) in an amount equal to one percent (1%) of the net smelter returns for all gold, silver, and other minerals produced from the unpatented and patented mining claims comprising the Olinghouse Project situated in Washoe County, Nevada (the “Olinghouse Properties”).

B.	The Parties entered into that certain Royalty Option Purchase Agreement Extension dated December 23, 2022 (the “Extension”), modifying the Agreement to, among other things, extend the Initial Term (as that term is defined in the Agreement) to two (2) years such that it expires on December 17, 2023.

C.	In December 2023, Optionee exercised its purchase option under Agreement by delivering to Optionor the Option Exercise Notice (as that term is defined in the Agreement) as provided under Section 3.1 of the Agreement.

D.	The Parties now wish to enter this Amendment to allow for Optionee’s exercise of its purchase option under the Agreement by paying a one-time cash payment in the amount of One Million Five Hundred Thousand Dollars (US$1,500,000.00).

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and premises contained in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Defined Terms. Except as otherwise defined in this Amendment, capitalized terms used in this Amendment have the meanings ascribed to those terms in the Agreement.

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2. Amendment to Purchase Price. Section 2.4 of the Agreement (Purchase Price) is hereby amended by deleting the section in its entirety and replacing it with the following language:

2.4. Purchase Price. The total purchase price (the “Purchase Price”) of the Olinghouse Royalty shall be One Million Five Hundred Thousand Dollars (US$1,500,000) in cash by wire transfer.

3. Amendment to Notice of Exercise of Purchase Option. The second sentence of Section 3.1 of the Agreement (which begins with “The Option Exercise Notice shall include . . .”) is hereby amended by deleting the sentence in its entirety.

4. General Terms.

4.1. Amendment to Agreement; Continuing Effect. The Agreement is deemed to be amended with all necessary changes being made to incorporate and give effect to the provisions of this Amendment. All terms and conditions of the Agreement shall remain in full force and effect except as specifically modified by this Amendment.

4.2. Entire Agreement. This Amendment is the whole agreement between the Parties in respect to the amendments contemplated hereby and there are no warranties, representations, terms, conditions, or collateral agreements expressed or implied, statutory or otherwise, other than expressly set forth in the Agreement or this Amendment.

4.3. Governing Law and Forum Selection. This Amendment shall be construed and enforced in accordance with the laws of the State of Nevada. The forum for any action regarding the construction or enforcement of this Agreement shall be the Second Judicial District Court, Washoe County, Reno, Nevada.

4.4. Successors and Assigns. The terms and conditions of this Amendment shall inure for the benefit and be binding upon the respective successors and assigns of the Parties.

4.5. Counterparts. This Amendment may be executed in any number of counterparts, each of which is deemed to be an original, and all such counterparts constitute one and the same instrument. Transmission of an executed signature page by facsimile, email or other electronic means is as effective as a manually executed counterpart of this Amendment.

[Signature(s) page follows.]

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The Parties have duly executed this Amendment as of the Amendment Effective Date first written above.

Optionor:

TARGET MINERALS, INC., a Nevada corporation

By:	/s/ Mitch Fanning
Name:	Mitch W. Fanning
Title:	President

Optionee:

NEVADA CANYON LLC, a Nevada limited liability company

By its Managing Member:

NEVADA CANYON GOLD CORP., a Nevada corporation

By:	/s/ Jeffrey Cocks
Name:	Jeffrey Cocks
Title:	Chief Financial Officer

Nevada Canyon Parent:

NEVADA CANYON GOLD CORP., a Nevada corporation

By:	/s/ Jeffrey Cocks
Name:	Jeffrey Cocks
Title:	Chief Financial Officer

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